Exhibit 15(a).4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333–12958, No. 333–11288, No. 333–118619 and No. 333–123666 on Form S–8 and No. 333-145834 on Form F-3, of our reports dated June 30 2008, relating to the consolidated financial statements of the of CDC Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of Statement Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” on January 1, 2007 and Statement of Financial Accounting Standards No. 123R, “Share Based Payment,” effective January 1, 2006) and relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 20-F/A Amendment No. 1 of CDC Corporation and subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

June 30, 2008